SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

        Date of Report (date of earliest event reported): January 8, 2003

                              GEOWORKS CORPORATION
             (Exact name of registrant as specified in its charter)

  Delaware
(State or other                                             94-2920371
jurisdiction of             000-23926              (IRS Employer Identification
 incorporation)      (Commission File Number)                 Number)

   6550 Vallejo Street, Suite 102
            Emeryville, CA                                    94608
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:  (510) 428-3900


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Items 1-4. Not Applicable.

Item 5. Other Events.

      On January 8, 2003, Geoworks Corporation, a Delaware corporation (the "Registrant"), issued a press release entitled "Geoworks Cancels Special Stockholders Meeting Due to Lack of a Quorum - Company Will Explore Alternatives Including Bankruptcy." The text of the press release is filed herewith as
Exhibit 99.1 and incorporated herein by this reference. The press release announced that the Registrant cancelled its special stockholders meeting, originally scheduled to be held on December 11, 2002 and subsequently adjourned to January 8, 2003, due to failure to achieve a quorum. The purpose of the meeting was to consider a proposal to sell the Registrant's UK professional services business and a proposal to adopt a plan of liquidation and distribution of the Registrant. The press release also announced that the Registrant is considering its alternatives, including seeking bankruptcy protection. Finally, the press release contained cautionary statements identifying important factors that could cause actual results to differ materially from those described in forward-looking statements made by the Registrant in the press release.

Item 6. Not Applicable.

Item 7. Exhibits.

        99.1 Press release dated January 8, 2003.

Item 8. Not Applicable.

Item 9. Not Applicable.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 8, 2003                      Geoworks Corporation


                                            By  /s/ Timothy J. Toppin
                                               --------------------------------
                                               Timothy J. Toppin
                                               Vice President, Chief Financial
                                                Officer and Secretary


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EXHIBIT INDEX

Exhibit No.    Description

99.1           Press release dated January 8, 2003.


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